STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of October , 1997, by and among COVENANT TRANSPORT, INC., a Nevada corporation ("Buyer"); Russell Meyer a resident of Minnesota (the "Selling Stockholder"); and Bud Meyer Truck Lines, Inc., a Minnesota corporation (the "Company").

                                    RECITALS

     1. The Selling Stockholder owns all of the issued and outstanding capital stock of the Company, consisting of 177 shares of Common Stock, no par value per share ("Common Stock").

     2. The Selling Stockholder proposes to sell and Buyer proposes to purchase 100% of the issued and outstanding Common Stock.

     3. The parties desire that the transaction be accomplished as stated herein, in accordance with their respective representations, warranties, and agreements, subject to the conditions contained herein.

                                   AGREEMENTS

      NOW, THEREFORE, in consideration of the covenants, representations, warranties, and agreements herein contained, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I
                                   Definitions

      For the purposes of this Agreement, unless otherwise provided, the following terms, when capitalized, shall have the meanings ascribed to them below:

     1.1 "Affiliate" means any person or entity controlling, controlled by, or under common control with another person or entity, as well as the following: all officers, directors, and persons owning 10% or more of the equity interests of an entity.

     1.2 "August 31 Balance Sheet" means a balance sheet of the Company prepared according to GAAP as of August 31, 1997. Such balance sheet shall reflect all adjustments and accruals as are normally made at year-end on a pro-rata basis, including specifically those adjustments necessary to reflect the addition to retained earnings of period 13 "green fee" adjustments from the operating statement for eight months ended August 31, 1997.

     1.3 "Authority" means each and every federal, state, local, and foreign judicial, governmental, quasi-governmental, or regulatory agency, official or department; every arbitrator, mediator, and other similar official; and every other entity to whose jurisdiction or decision making authority a party has submitted.

     1.4 "Benefit Plans" means all contracts, plans, arrangements, policies, and understandings providing for any compensation or benefit other than base wages or salaries that are maintained by the Company or affect its employees or independent contractors, regardless of whether defined as an "employee benefit plan" under ERISA or subject to any provision of ERISA, including, without limitation: all pension, profit-sharing, retirement, thrift, 401(K), ESOP, and other similar plans and arrangements (defined benefit and defined contribution); all health, welfare, and disability insurance (including self-insurance), workers' compensation, supplemental unemployment, severance, vacation, and similar plans and arrangements; and all bonus, stock option, incentive compensation, stock appreciation rights, phantom stock, overtime guaranty, employment contract, employee handbook, and other similar plans or arrangements.

     1.5 "Closing" and "Closing Date" have the meanings set forth in Section 3.1 hereof.
            ---------     --------------

     1.6 "Code" means the Internal Revenue Code of 1986, as amended, or any successor federal tax law.

     1.7  "Contract"  means  any  mortgage,  indenture,   agreement,   contract,
commitment, lease, plan, license, permit, insurance policy or binder, authorization, or other instrument, document, or understanding, oral or written.

     1.8    "Environmental Laws" has the meaning ascribed in Section 4.3(u).

     1.9 "GAAP" means generally accepted accounting principles, consistently applied throughout all periods, provided, that interim, unaudited financial statements lack footnotes and other presentation items.

     1.10  "Historical  Financial  Statements" has the meaning ascribed to it in
Section 4.3(f).

     1.11 "Judgment" means any judgment, order, writ, injunction, decree, or award by any Authority, as well as all settlements of actions or claims.

     1.12 "Law" means any constitution, statute, Judgment, law, ordinance, rule, regulation, or other pronouncement by any Authority (including, without limitation, the following types: environmental, energy, safety, health, zoning, antidiscrimination, antitrust, employment, Tax, and employee benefit (including ERISA)).

     1.13 "Lien" means any mortgage, lien, pledge, security interest, mechanics' or materialmens' or similar lien, conditional sale agreement, charge, claim, right, condition, restriction, or other encumbrance or defect of title of any nature whatsoever (including, without limitation, any assessment, charge, or other type of notice which is levied or given by any Authority and for which a lien could be filed).

     1.14 "Noncompetition Agreement" means the agreement between Buyer and the Selling Stockholder and Buyer and Darlene Meyer in substantially the form attached hereto as Exhibit A that provides Russell Meyer and Darlene Meyer will refrain from competition with Buyer directly or indirectly, for a period of five years following the later of the Closing Date or termination of their employment with Buyer or any Affiliate of Buyer.

     1.15   "Permits" has the meaning ascribed in Section 4.3(t).

     1.16 "Proceeding" means any action, suit, litigation, arbitration, investigation, hearing, notice of violation, order, claim, citation, charge, demand, complaint, review, or penalty assessment, in each case whether formal or informal, administrative, civil or criminal, at law or in equity, and whether or not in front of any Authority.

     1.17 "Real Estate" means the real estate and improvements thereof, and all rights and appurtenances thereto, currently owned by the Company, all as legally described on Exhibit B.

     1.18 "Rights" means all patents, trademarks, copyrights, franchises, licenses, permits, easements, computer software programs, rights (including, without limitation, rights to trade secrets and proprietary information and know-how), certificates, approvals, and other authorizations including those issued by or filed with any Authority, and any applications for any of the foregoing.

     1.19 "Taxes" shall mean all taxes, charges, fees, levies, or other assessments of whatever kind or nature, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy, or property taxes, customs duties, fees, assessments, or charges of any kind whatsoever (together with any interest and any penalties, additions to tax, or additional amounts) imposed by any Authority.

                                  ARTICLE II
                            Stock Purchase and Sale

     2.1 Transfer of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing, the Selling Stockholder shall sell, convey, transfer, assign, and deliver to Buyer, and Buyer shall acquire, 100% of the issued and outstanding Common Stock, free and clear of Liens. As provided in Section 4.3(i) hereof, certain assets will be excluded from the sale and transfer contemplated hereunder.

     2.2 Purchase Price. As consideration for the purchase of the Common Stock, Buyer agrees to pay the Selling Stockholder Five Million Two Hundred Thousand Dollars ($5,200,000) (the "Purchase Price").

     2.3. The Selling Stockholder represents and warrants as follows: The entire authorized capital stock of the Company consists of 177 shares of Common Stock, all of which shares are issued and outstanding and owned by the Selling
Stockholder. The Company does not have any stockholders or issued and outstanding stock, whether voting or non-voting, common or preferred, other than the Selling Stockholder and the aforesaid shares owned by the Selling Stockholder. The Selling Stockholder is the record and beneficial owner of the Common Stock, free and clear of all Liens. All of such shares have been duly authorized and validly issued, are fully paid and non-assessable, and are free of all adverse claims. There are no outstanding or authorized (i) options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts or commitments that could require the Company (or any successor, parent, or acquiror of the Company) to issue, sell, or otherwise cause to become outstanding any capital stock or other securities or obligations; (ii) stock appreciation, phantom stock, profit participation, or similar rights; or (iii) voting trusts, proxies, rights of first refusal, registration rights, transfer restrictions, or other Contracts relating to the capital stock or other securities or obligations of the Company.

     2.4 Release of Selling Stockholder. From and after the Closing the Buyer shall either promptly repay the indebtedness of the Company to third-parties that is reflected on the August 31 Balance Sheet or indebtedness arising since such date that the Selling Stockholder, Darlene Meyer, or Bud Meyer has personally guaranteed or, vigorously seek to obtain a release of such guarantors, including by offering Buyer as a guarantor on such indebtedness. Buyer shall indemnify such guarantors against any liability under such guaranties, including any attorney fees and expenses incurred by Selling Stockholder in responding to or defending claims made under such guaranties.

     2.5  Financial   Reporting   Effective  Date.   Anything  to  the  contrary
notwithstanding, for all financial reporting purposes the effective date of the transaction shall be deemed to be October 1, 1997.

                                  ARTICLE III
                                    Closing

     3.1 Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the headquarters of Buyer located at 400 Birmingham Highway, Chattanooga, Tennessee 37404, on the date hereof (the "Closing" or "Closing Date").

     3.2 Delivery of Certificates Other Agreements. The Selling Stockholder shall have delivered certificates representing 100% of the Company's outstanding Common Stock, duly endorsed for transfer to Buyer or accompanied by stock powers duly executed in blank. The Noncompetition Agreement, Consent, Stock Option Agreement, and each other document required to be executed in connection with this Agreement been duly executed and delivered by each party thereto.

     3.3 Delivery of Purchase Price. At the Closing, the Buyer shall deliver the Purchase Price to the Selling Stockholder by cashier's check or wire transfer of immediately available funds.

     3.4 Opinion of Counsel for the Company and the Selling Stockholder. Counsel for the Company and the Selling Stockholder shall deliver to Buyer its written opinion, dated as of the Closing Date, covering matters such as the organization and existence of the Company, the authorization, execution, binding nature, and enforceability of this Agreement, the validity of the shares to be transferred to Buyer, and such other matters customarily addressed in transactions of this nature in form and substance reasonably satisfactory to the parties and their counsel.

     3.5 Opinion of Counsel for Buyer. Counsel for Buyer shall deliver to the Company and the Selling Stockholder its written opinion, dated as of the Closing Date, covering matters such as the organization and existence of Buyer, the authorization, execution, binding nature, and enforceability of this Agreement, and such other matters customarily addressed in transactions of this nature in form and substance reasonably satisfactory to the parties and their counsel.

                                  ARTICLE IV
                        Representations and Warranties

     4.1 General Statement. The parties hereto represent and warrant to each other that the statements contained in this Article IV are correct and complete as of the Closing Date. The survival of all such representations and warranties shall be in accordance with Section 6.2 hereof. All representations and warranties of the parties are made subject to the exceptions which are noted in the schedules attached hereto (the "Schedules"). Copies of all documents referenced in the Schedules shall be attached thereto or delivered separately.

     4.2 Representations and Warranties of Buyer. Buyer represents and warrants to the Selling Stockholder, that:

            (a) Corporate Status. Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada, with all requisite power and authority to carry on its business.

            (b) Authority. Buyer has full right, power, and authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby. The execution and delivery of this Agreement and every other Contract contemplated hereunder by Buyer and the consummation and performance of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other proceedings. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

            (c) Validity of Contemplated Transaction. The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not (i) violate or conflict with any existing Law or any Judgment which is applicable to Buyer; or (ii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or other charter documents, or bylaws of Buyer. No authorization, approval, or consent of, and no registration, filing, or notice to any Authority is required in connection with the execution, delivery, and performance of this Agreement by Buyer except those which have been obtained.

            (d) Brokers or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold harmless the Company and the Selling Stockholder from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

            (e) Buyer's Knowledge. Buyer does not have knowledge that any of the Company's or the Selling Stockholder's representations and warranties is incorrect in any material respect.

     4.3 Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to Buyer that to the actual knowledge of the Selling Stockholder:

            (a) Corporate Status. The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Minnesota, with all requisite power, authority, and Permits to carry on its business as it has been and is now being conducted and to own, lease, and operate its properties used in connection therewith. Minnesota is the only state in which the Company employs people or owns or leases property. The Company conducts its business only under its own name. Except for Theilman Transportation Services, Inc. and Meyer Brokerage, Inc., the Selling Stockholder's interest in which will be divested by him prior to January 1, 1998, or will be dissolved prior to such date the Company has no subsidiaries and no entities affiliated through common ownership or otherwise that conduct any business related to that conducted by the Company.

            (b)   Intentionally omitted.

            (c) Officers; Directors; Bank Accounts. Schedule 4.3(c) lists all directors and officers of the Company, all bank accounts, lock boxes, safe deposit boxes, and borrowing authority of the Company, specifying with respect to each, the name and address of the bank or other financial institution and the account number and all persons having signing authority or authority to withdraw therefrom or thereon.

            (d) Authority. The Company and the Selling Stockholder, as appropriate, have full right, power, and authority to execute and deliver this Agreement and every other Contract contemplated hereunder and to consummate and perform the transactions contemplated hereby. The execution and delivery of this Agreement and every other Contract contemplated hereunder by the Company and the Selling Stockholder and the consummation and performance of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other proceedings. This Agreement has been duly executed and delivered by the Company and the Selling Stockholder and constitutes the legal, valid, and binding obligation of each, enforceable against each, in accordance with its terms.

            (e) Validity of Contemplated Transactions. The execution and delivery of this Agreement and every other Contract contemplated hereby by the Company and the Selling Stockholder do not, and the performance of this Agreement and every other Contract contemplated hereby by the Company and the Selling Stockholder will not (i) violate or conflict with any existing Law or any Judgment which is applicable to the Company or the Selling Stockholder; or (ii) conflict with, result in a breach of, constitute a default under, result in acceleration of, create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under the articles of incorporation or other charter documents, bylaws, or any securities of the Company or any Contract, other than those set forth on Schedule 4.3(e) to which the Company or the Selling Stockholder is a party or by which either is otherwise bound. Except as set forth on Schedule 4.3(e), no authorization, approval, or consent of, and no registration, filing, or notice to any Authority or other party to any Contract is required in connection with the execution, delivery, and performance of this Agreement by the Company or the Selling Stockholder.

            (f) Financial Statements. The Company and the Selling Stockholder have delivered to Buyer the annual, audited financial statements of the Company as of December 31, 1993, 1994, 1995, and 1996, together with the unaudited financial statements as of and for the periods ended March 31, 1997, June 30, 1997, and August 31, 1997 (collectively, the "Historical Financial Statements"). Except as set forth on Schedule 4.3(f), the Historical Financial Statements, including all balance sheets and statements of income, cash flows, and retained earnings, and all notes thereto, have been prepared in accordance with GAAP, present fairly the financial condition and results of operations of the Company, changes in stockholders' equity and cash flows of and for all periods reflected therein, are correct and complete, and are consistent with the books and records of the Company, which books and records are correct and complete. All accounts receivable of the Company that are reflected on the balance sheets included in the Historical Financial Statements represent, and the accounts receivable reflected on the August 31 Balance Sheet and all accounts receivable incurred since such date shall represent, valid obligations arising from sales actually made or services actually performed  in the  ordinary  course  of  business.  Except as set forth on
      Schedule 4.3(f), there is no contest, claim, or right of set-off, other than returns or adjustments in the ordinary course of business, under any Contract with any obligor of an accounts receivable relating to the amount or validity of such accounts receivable.

            (g)  Absence  of  Undisclosed  Liabilities.  Except  as set forth on
      Schedule 4.3(g), the Company has no liabilities or obligations, accrued or unaccrued, contingent or absolute, liquidated or unliquidated, and whether due or to become due, except for (i) liabilities disclosed on the face of the August 31 Balance Sheet, and (ii) liabilities arising in the ordinary course of business since such date (none of which arises from or relates to any breach of contract or warranty, tort, infringement, or violation of Law, or would have to be disclosed on any Schedule to this Agreement) that will be fully reserved or accrued as of the Closing Date.

            (h) Absence of Changes or Events. Except as disclosed on Schedule 4.3(h), since December 31, 1996, there has not been any materially adverse change in the business, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date, the Company has not:

                  (i) declared, set aside, or paid any dividend or made any other distribution or payment in respect of its capital stock; redeemed, purchased, or otherwise acquired any of its capital stock; issued any capital stock or other securities; granted any stock option or right to purchase shares of capital stock or any other securities of the Company; issued any security convertible into capital stock; or granted any registration rights concerning its securities;

                  (ii) discharged or satisfied any Lien or paid any material liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge any liabilities when due;

                  (iii) sold, assigned, or transferred or agreed to sell, assign, or transfer any of its assets or any interest therein, other than trades or disposals of assets in the ordinary course of business for which replacement assets of equal or greater value were purchased; provided, however, that in any event the Company has not disposed of any of the tractors or trailers listed on the September 29, 1997 revenue equipment list provided to Buyer and attached as
            Schedule 4.3(h)(iii);

                  (iv)   created,   incurred,   assumed,   or   guaranteed   any
            indebtedness for money borrowed or any other indebtedness or obligation of any nature (absolute or contingent), or mortgaged, pledged, or subjected to any Lien, any of its assets;

                  (v) acquired any substantial assets,  properties,  securities, or interests of another person;

                  (vi)  reduced or canceled any amounts owed to it;

                  (vii) settled any claims against it except for claims the settlement of which are reflected on the August 31 Balance Sheet;

                  (viii)granted or entered into any agreement or policy with any employee that grants severance or termination pay, increases compensation (other than driver pay increases implemented in August, 1997 and compensation increases arising in the ordinary course of business), increases benefits under any current Benefit Plan (other than increased benefits arising in the ordinary course of business), or creates any continuing employment relationship, other than under the Noncompetition Agreement;

                  (ix)   experienced  any  labor  unrest  or  union   organizing
            activity;

                  (x) suffered any adverse  change in its  business,  other than events affecting the truckload industry generally;

                  (xi) changed any of the accounting principles which it follows or the methods of applying such principles;

                  (xii) amended,  terminated, or entered into any Contract other than in the ordinary course of business, consistent with past practice (it being understood that for purposes of this Section 4.3(h)(xii) with respect to transportation contracts only, the representation and warranty is made only with respect to the Company's top twenty (20) contracts by revenue);

                  (xiii)suffered to its assets any material damage, destruction, or loss, whether or not covered by insurance, that has not been fully repaired;

                  (xiv) amended its articles of  incorporation or bylaws or made any changes in its authorized or issued capital stock or other securities;

                  (xv) directly or indirectly engaged in any transaction, arrangement, or Contract with any officer, director, partner, shareholder, or other insider or affiliate;

                  (xvi) entered into any transactions outside the ordinary course of business; or

                  (xvii)agreed, whether orally or in writing, to do any of the foregoing.

            (i) Asset Schedule. Schedule 4.3(i) sets forth all material assets owned by the Company and reflected on the August 31 Balance Sheet or purchased by the Company since such date, together with the cost, depreciated book value, and tax basis thereof. Schedule 4.3(i) lists assets that will be excluded from the transaction, retained by the Selling Stockholder, and not be the property of the Company or the Buyer.

            (j) Title and Condition of Assets.  All of the  Company's  owned and leased assets (other than tractors and trailers, which are addressed below) that were listed on the August 31 Balance Sheet or purchased by the Company since such date are in sufficient repair and condition and adequate for the ordinary course of operation of the Company's business as presently conducted, ordinary wear and tear excepted, and all leased assets are in compliance with any applicable lease provisions. Neither the Company nor the Selling Stockholder has received notice from any Authority of a Proceeding in the nature of condemnation or eminent domain relating to any of the property which the Company owns, leases, or utilizes in its operations, including the Real Estate. Except as set forth on Schedule 4.3(j), the Company possesses good and marketable title to all of its owned assets and a valid leasehold interest in all leased assets, free and clear of all Liens, except Liens for current taxes not yet due and payable. The Company does not use any assets in its business other than assets owned by it or assets leased under valid and continuing leases that are identified on Schedule 4.3(o). There are no developments affecting any of the Company's properties or assets, owned or leased, that might materially detract from the value of such property or assets, interfere with any present or intended use of such property or assets, or adversely affect the marketability of such property or assets. All buildings, plants, and structures owned or used by the Company lie wholly within the boundaries of the Real Estate and do not encroach upon the property of, or otherwise conflict with the property rights of, any other third party. The buildings, plants, structures, and equipment owned or used by the Company are structurally sound, are in sufficient operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment owned or used by the Company are sufficient for the continued conduct of the Company's businesses after the Closing Date in substantially the same manner as conducted prior to the Closing Date. All parts, tires, and other inventory that are listed on the August 31 Balance Sheet or purchased by the Company since such date is usable in the Company's fleet and not obsolete. All Liens on the Real Estate have been properly recorded on the August 31 Balance Sheet.

            (k) Additional Warranties Concerning Tractors and Trailers. All tractors and trailers operated by the Company are in sufficient operating condition for use in the ordinary course of business and meet all Department of Transportation requirements, and have been maintained in material compliance with all applicable manufacturers' specifications and warranties. Except as set forth on Schedule 4.3(k), all tractors and trailers have been operated at all times in material compliance with applicable leases or other financing documents (it being understood that for the purpose of this sentence, material means an event of default is declared under such leases and financing documents). Except as set forth on Schedule 4.3(k), all leased tractors and trailers satisfy the "turn-in" requirements under applicable leases such that there would not be any penalty, reconditioning fee, or other amount owed if such leased tractors and trailers were returned at the Closing Date. Except as set forth on
      Schedule 4.3(k), each leased tractor (and if applicable, leased trailers) has been operated within the mileage allowance of the applicable lease, prorated for the portion of the lease period that has expired. Except as set forth on Schedule 4.3(k), there are no late fees, penalties, or other amounts owing under any tractor or trailer lease or other financing document, other than any current month payment that is not yet due.

            (l)   Tax Matters.  With respect to Taxes:

                  (i) The Company  has filed,  within the time and in the manner prescribed by law, all returns, declarations, reports, estimates, information returns, and statements (the "Returns") required to be filed under applicable Laws, and all such Returns are true, correct, and complete. Except as set forth on Schedule 4.3(l)(i), the Company has within the time and in the manner prescribed by Law, paid all Taxes that are due and payable with respect to the Company. The Company has established on its books and records, reserves, charges, and accruals that are adequate for the payment of all Taxes not yet due and payable that are attributable to periods prior to the Closing. There are no Liens for Taxes upon the assets of the Company except for Liens for Taxes not yet due and payable.

                  (ii) None of the  Returns of the  Company is  presently  under audit by any Authority nor has a deficiency for any Taxes been proposed, asserted, or assessed against the Company. There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Tax or Return that have been given by or on behalf of the Company.

                  (iii) The Company has complied in all respects with all applicable Laws relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by applicable Law, withheld, collected, and paid over to the proper governmental authorities all amounts required to be so withheld, collected, and paid over under all applicable Laws.

            (m) Litigation. Schedule 4.3(m) contains a list of all Proceedings pending or threatened against the Company. Except as specifically noted on
      Schedule 4.3(m), there is no Proceeding pending or threatened against the Company in individual or aggregate amounts in excess of applicable insurance limits; or against the Company or the Selling Stockholder that, if adversely determined, could adversely affect the Company or the consummation of the transactions contemplated by this Agreement. Except as set forth on

      Schedule 4.3(m), the Selling Stockholder is not aware of facts that he reasonably believes are substantially likely to result in a Proceeding being brought against the Company or the Selling Stockholder.

            (n) Insurance. Schedule 4.3(n) contains a list of, and the Company and the Selling Stockholder has furnished to Buyer true and complete copies of, all insurance policies and fidelity bonds covering the Company's assets, business, properties, operations, employees, officers, and directors, and other matters for which the Company carries insurance and describes any self-insurance arrangement by or affecting the Company, including any reserves established thereunder. Except as set forth in
      Schedule 4.3(n), there is no claim by any insured pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and the Company is otherwise in full compliance with the terms and conditions of all such policies and bonds in all material respects (it being understood that any non-compliance that results in coverage being denied or in a dollar impact to Buyer is material). As to all claims that might be covered by such policies or bonds, the Company has promptly and within any prescribed time period notified the insuring or bonding party in the proper manner. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect continuously for the past ten years, and remain in full force and effect. Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting similar businesses. Except as set forth in Schedule 4.3(n), there is no threatened termination of, or premium increase with respect to, any of such policies or bonds.

            (o) Material Contracts. Schedule 4.3(o) contains a list of all material Contracts to which the Company is a party, including but not limited to: any Contract that is not by its terms cancelable on notice of not longer than 30 days without liability or penalties, or which, if performed, would involve the payment by the Company of more than $25,000; any Contract restricting or limiting the Company from carrying on its business or competing in any line of business; any Contract involving a joint venture, partnership, or other profit or loss sharing arrangement; any Contract with the Selling Stockholder or any affiliated persons or entities; any Contract relating to indebtedness for borrowed money, deferred purchase price of property, or the guaranty of the obligations of any person; any Contract concerning leased assets used by the Company; any Contract respecting Rights; any Contract respecting the Real Estate; any power of attorney or similar instrument and any other Contract not made in the ordinary course of business. Anything to the contrary notwithstanding, only the Company's top ten (10) transportation contracts by revenue need be included on Schedule 4.3(o). Each Contract disclosed in any Schedule or required to be disclosed pursuant to this Section 4.3(o) is a valid and binding agreement of the parties thereto, is in full force and effect, no party thereto is in default thereunder, and there exists no condition that with notice or lapse of time or both would constitute a default thereunder.

                  (p) Employee Benefit Plans and  Arrangements.  Schedule 4.3(p)
            identifies each of the Company's Benefit Plans, copies of which, amended to date, have been furnished to Buyer. No Benefit Plan is a multi-employer or a defined benefit plan. Neither the Company, any affiliate, nor any predecessor of either has ever been a party to or sponsored a multi-employer or defined benefit plan. The Company and all Benefit Plan fiduciaries have fully complied with their obligations with respect to all Benefit Plans. There has been no prohibited transaction with respect to any other Benefit Plan. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been since inception. Each trust created under any Benefit Plan is exempt from tax under Section 501(a) of the Code and has been exempt from tax from creation. The Company has received determination letters from the Internal Revenue Service for each such Benefit Plan at inception and after each amendment. Each Benefit Plan has been maintained in compliance with its terms and all applicable Laws. There has not been any event that would threaten the tax-qualified status of any Benefit Plan. All payments and contributions due or accrued under each Benefit Plan, determined in accordance with the terms of such plans and prior funding and accrual practices, have been paid, and are reflected as a liability on the Company's balance sheet. The "plan year" of each Benefit Plan is the calendar year. The Company has no current or projected liability with respect to post-employment or post-retirement welfare benefits for former or retired employees.

            (q) Employees; Independent Contractors. The Company is not a party to any collective bargaining agreement relating to its employees, nor does any such agreement determine the terms and conditions of employment of any employee. There are no agreements, plans, or policies which would give rise to any severance, termination, change-in-control, or other similar payment to the the Company's employees as a result of the consummation of the transactions contemplated hereunder. The Company does not have any employment agreements with employees. The Company maintains files on all employee and independent contractor truck drivers. Each employee and independent contractor driver of the the Company meets all Department of Transportation ("DOT") requirements, and all driver files contain all required materials. All independent contractors providing equipment and/or services to the Company have been retained under valid contracts that comply with DOT leasing rules and qualify for independent contractor status under existing IRS rules and interpretations. A copy of the form of contract used for any owner-operators of rolling stock has been delivered to Buyer. The Company has taken no action in respect of its employees that would require notice or create liability under the Worker Adjustment and Retraining Notification Act, and the Company has no present plan to take such action.

            (r) Safety Rating. The Company has received and maintains a "satisfactory" safety rating from the DOT. Except as set forth on Schedule 4.3(r), there is no investigation, audit, or other proceeding pending or threatened by the DOT.

            (s) Rights. All Rights owned, licensed, or otherwise used by the Company are listed on Schedule 4.3(s). The Company owns or uses such Rights under valid license in the operation of its business. The Company's interest in each of such Rights, to the extent possible, has been registered under applicable state and federal Laws. The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Rights of third parties. The Company has not received any charge, complaint, demand, or notice alleging any such interference, infringement, misappropriation, violation, or conflict (including any claim that the Company must license or refrain from using any Rights of third parties).

            (t) Compliance With Laws; Permits. Except as set forth on Schedule 4.3(t), the Company has owned, leased, and used all of its properties and assets, and has conducted its business, in compliance in all material respects with all applicable Laws. Except for a charged violation of law in 1991 and miscellaneous traffic tickets that have been settled, neither the Company nor the Selling Stockholder has been charged with any violation of Law except for any non-compliance which would be immaterial (it being understood that for the purpose of this sentence, immaterial means having no dollar impact). No Proceeding is pending or threatened by any Authority with respect to any violation of Law by the Company or the Selling Stockholder. No Judgment is unsatisfied against the Company or the Selling Stockholder, and the Company is not subject to any stipulation, order, consent, or decree arising from an action before any Authority. The Company possesses all permits, licenses, franchises, interstate and intrastate operating rights, and other approvals of Authorities (collectively, "Permits") required to operate its business, such Permits are in full force and effect, any applications for renewal have been duly filed on a timely basis, no Proceeding is pending or threatened to revoke or limit any Permit, and the Company is operating in compliance with all Permits.

            (u)   Environment, Health, and Safety.

                  (i) Each of the Company, its Affiliates,  and any predecessors of  either  has  complied  with all  Laws  concerning  pollution  or protection of the environment, public health and safety, and employee health and safety, including Laws relating to emissions, discharges, releases, or threatened release of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes (including petroleum and any fraction or derivative thereof) into ambient air, surface water, ground water, or lands, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or hauling of such substances (collectively, "Environmental Laws"). No Proceeding has been filed or commenced against the Company, any Affiliate, or any predecessor of either alleging any failure to comply with any Environmental Laws. Without limiting the generality of the preceding sentence, each of the Company, its Affiliates, and any predecessors of either has obtained and been in compliance with all of the terms and conditions of all Permits which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental Laws.

                  (ii) The Company does not have any liability  (and neither the
            Company, any Affiliate, nor any predecessor of either has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned, operated, or used any property or facility in any manner that could form the basis for any present or future Proceeding against the Company giving rise to any liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental Law.

                  (iii) All properties and equipment used in the business of the
            Company, its Affiliates, and any predecessors of either have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans, and other extremely hazardous substances as defined by any Law.

                  (iv) Except as set forth on Schedule 4.3(u),  any fuel storage tanks located at properties owned or used by the Company in its business comply in all respects with applicable Laws, do not leak, are registered with the appropriate state agency (and all required actions in connection therewith have been taken) in the manner permitting the Company to take advantage of any state liability limitation, insurance, or similar program relating to fuel storage tanks, and such tanks are not scheduled for removal in the next five years.

                  (v) The  Company  has  delivered  to Buyer  true and  complete copies and results of any reports, studies, analyses, tests, or monitoring concerning the Company or any property owned or used by the Company concerning compliance with Environmental Laws.

            (v) Disclosure. The representations and warranties of the Selling Stockholder contained in this Agreement taken together with the contents of every document delivered in connection herewith, and the items disclosed during due diligence, do not contain any untrue statement of a material fact and do not omit to state any fact necessary to make any statement herein or therein not misleading or necessary to a correct presentation of all material aspects of the Company's business and the matters contemplated under this Agreement.

            (w) Brokers or Finders. The Company, the Selling Stockholder, and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                                   ARTICLE V
                           Covenants and Agreements

     5.1 Approvals and Consents. Each party to this Agreement shall use its best efforts to obtain (and assist the other in obtaining), as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or Authorities necessary to consummate this Agreement and the transactions contemplated hereby or thereby.

     5.2 Additional Agreements. At or prior to the Closing, (a) the appropriate parties shall execute the Noncompetition Agreement; (b) Darlene Meyer shall consent to the terms of the Agreement and all transactions contemplated hereunder, waive any marital, community property, or other beneficial interest in the shares of Common Stock purchased by the Buyer hereunder, and irrevocably agree to be bound by this Agreement with respect to such interest (the "Consent"); and (c) the Company and the Selling Stockholder shall execute a stock option agreement with the terms customary to Buyer's option holders granting the Selling Stockholder an option to purchase 25,000 shares of the Buyer's Class A Common Stock (the "Stock Option Agreement") and deliver to the Selling Stockholder the terms of his at-will employment.

     5.3 Stockholder Liability. At the Closing, the Selling Stockholder shall retire in full all obligations (including interest) owed to the Company, regardless of whether such amounts are then due under applicable documents evidencing such indebtedness or whether evidenced in writing at all. The Selling Stockholder and Darlene Meyer shall execute a full and final waiver and release of any and all claims against the Company arising on or prior to the date hereof in a form satisfactory to Buyer. In addition, the Selling Stockholder shall use his best efforts to cause his family members to execute a full and final waiver and release of any and all claims arising on or prior to the date hereof against the Company in form satisfactory to Buyer. To the extent any such release is not obtained or is ineffective, the Selling Stockholder shall indemnify the Buyer for the full extent of any Loss.

                                  ARTICLE VI
                                 Miscellaneous

     6.1 Costs and Expenses; Fees. Each party shall be solely responsible for and bear all of its own respective expenses incurred at any time in connection with pursuing or consummating the Agreement and the transactions contemplated by the Agreement, including, but not limited to, fees and expenses of business brokers, legal counsel, accountants, and other facilitators and advisors.

     6.2 Survival of Representations, Warranties, Covenants, and Agreements. Except for the representations and warranties contained in Section 2.3, which shall continue after the Closing, the representations and warranties of the Selling Stockholder contained in this Agreement shall terminate at the Closing. The foregoing notwithstanding, Buyer shall be entitled to recover the full extent of any loss, including fees and expenses of attorneys and other experts,
(a) suffered by Buyer in the event the Selling Stockholder had actual knowledge that such representations and warranties were untrue in a material respect at Closing (it being understood that the Selling Stockholder shall not be attributed with knowledge of the Company and its officers and employees unless the information has been communicated to him, and (b) arising from the assignment of the Lease with Ford Motor Credit relating to a 1997 Ford Taurus, or purchase of the 1997 Dodge Dakota pickup owned by the Company. The obligations of the Selling Stockholder and Darlene Meyer under the Noncompetition Agreements, the obligations of Darlene Meyer under the Consent and the obligations of the Selling Stockholder under Article V shall survive the Closing and continue until any limitation therein.

     6.3 Complete Agreement, etc. All Exhibits and Schedules referred to herein, and all documents executed in connection with this Agreement are intended to be and hereby are specifically made a part of this Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto.

     6.4 Assignment and Binding Effect. This Agreement shall not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties and any assignment without consent shall be void; provided, that Buyer may assign its rights hereunder to any subsidiary but shall remain liable for its obligations hereunder in the event of any such assignment. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of any party. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     6.5 Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     6.6 Attorneys' Fees. Should any party hereto breach any term of this Agreement, the defaulting party shall pay to the non-defaulting party all attorneys' fees and other costs and fees incurred by the non-defaulting party in enforcing this Agreement, and such amounts shall be included in any judgment obtained in enforcing this Agreement.

     6.7 Time. Time is of the essence in connection with this Agreement and each and every provision hereof. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

     6.8 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telegram or by certified mail, postage prepaid, and sent by telecopier as follows:


If to Buyer, to:                 David R. Parker
                                 400 Birmingham Highway
                                 Chattanooga, TN  37404
                                 Phone: 423/821-1212
                                 Fax:  423/821-5442
With a required copy to:         Mark A. Scudder, Esq.
                                 Scudder Law Firm, P.C.
                                 411 South 13th Street, Suite 200
                                 Lincoln, Nebraska  68508
                                 Phone:  (402) 435-3223
                                 Fax:  (402) 435-4239
If to the Selling Stockholder, toRussell Meyer
                                 R.R. 1, Box 152N
                                 Theilman, MN  55978
                                 Phone:  612/565-2330

With a required copy to:         Jeffrey A. Redmon, Esq.
                                 Briggs and Morgan
                                 2200 First National Bank Building
                                 332 Minnesota Street
                                 St. Paul, MN  55101
                                 Phone:  612/223-6483
                                 Fax:  612/223-6450
or to such other address as the addressee shall have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval, or other communication shall be deemed to have been given as of three days following deposit in the mail or the date so personally delivered or telecopied.

     6.9 Cooperation. Subject to the terms and conditions herein provided, the parties hereto shall use their best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper, or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

     6.10 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Tennessee.

     6.11 Headings, Gender, and Person. All section headings contained in this Agreement are for convenience and reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority, or any other entity.

     6.12 Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     6.13 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.




COVENANT TRANSPORT,  INC.,                 BUD MEYER TRUCK LINES, INC.,
a Nevada corporation                       a Minnesota corporation


By:   /s/ David R. Parker                  By: /s/ Russell Meyer
      David R. Parker, President                 Russell Meyer, President

SELLING STOCKHOLDER


Russell Meyer, Individually



The following attachments of the Agreement are omitted herein but the Registrant agrees to furnish supplementally a copy to the Commission upon request:

Exhibit A  Noncompetition Agreement
Exhibit B  Owned Real Property